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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the use of our report dated February 7, 1997 and to all references to our firm included in or made a part of this Registration Statement on Form S-3.

                                /s/ Arthur Andersen LLP

                                ARTHUR ANDERSEN LLP

Los Angeles, California
June 25, 1997